Exhibit 99.1

News Release
First Midwest Bancorp One Pierce Place, Suite 1500 Itasca, Illinois 60143 (630) 875-7450

FOR IMMEDIATE RELEASE	CONTACT:	Paul F. Clemens
EVP, Chief Financial Officer
(630) 875-7347
TRADED: NASDAQ Global Select Market		www.firstmidwest.com
SYMBOL: FMBI

FIRST MIDWEST REPORTS FIRST QUARTER EARNINGS PER SHARE OF $0.52

1st QUARTER HIGHLIGHTS:

•	Strong Profitability: ROA of 1.25%, ROE of 13.75%

•	Commercial Loan Growth: 9.1% Annualized

•	Stable Net Margin: 3.53%

•	Controlled Expense Growth: 2.5%

•	Loan Loss Provisions Expanded

ITASCA, IL, APRIL 23, 2008 – First Midwest Bancorp, Inc. (the “Company” or “First Midwest”) (NASDAQ NGS: FMBI), the holding company of First Midwest Bank, today reported results of operations and financial condition for first quarter 2008. First Midwest Chairman and Chief Executive Officer, John M. O’Meara reported, “The Company’s net income for first quarter 2008 was $25.0 million, or $0.52 per diluted share, as compared to 2007’s first quarter earnings of $29.0 million, or $0.58 per diluted share. Return on average equity was 13.75% for first quarter 2008 and 15.48% for first quarter 2007. Return on average assets was 1.25% and 1.42% for first quarter 2008 and 2007, respectively.”

O’Meara further commented, “Performance for the first quarter was influenced by a number of counterbalancing economic events against a backdrop of aggressive Federal Reserve actions to lower interest rates and provide liquidity to the stalled financial markets. The negative trends in the residential development markets presented challenges within the quarter. Concentrated in the Chicagoland market, residential development represents a business in which we have been profitably engaged for more than 20 years and represents 15% of our $2.7 billion construction and real estate development portfolio. A number of clients in this area have been caught up in the cycle of deteriorating cash flows making timely payments of outstanding obligations untenable. We have worked aggressively to remediate these problems, which is manifested in higher credit charges, in valuation reserve expansion, in Other Real Estate Owned designations, and in ninety-day past due totals. We remain fully engaged with these customers and this marketplace as this economic circumstance unfolds.

Apart from these portfolios, we are experiencing good progress in commercial sales activity, which is expanding loan balances at a 9.1% rate. Our asset management business continues to prosper. We noted a milestone in the first quarter with more then $4.0 billion under management, making us the fifth largest manager in the State of Illinois and placing us in the top sixty in the country.”

BALANCE SHEET DISCUSSION:

Loan Portfolio:

Total loans outstanding at March 31, 2008 were up $52.1 million from a year ago and up $82.1 million from December 31, 2007, an annualized increase of 6.6%, which is diminished by the inclusion of loan payments on discontinued lines of business. The increase since December 2007 was led by growth in commercial real estate and commercial and industrial categories and reflects the economic strength and diversity in the Chicago metropolitan area. Average core deposits for the quarter were up $47.8 million from first quarter 2007. Growth was primarily in the Company’s savings products while average core deposits were down $37.1 million from fourth quarter 2007, reflecting a normal seasonal decline.

Credit Quality:

The Company’s net loan charge-offs as a percent of average loans was 0.49% for first quarter 2008. This was an increase from the Company’s historic lows of the past 2 years. Nonperforming assets plus loans past due 90 days as a percent of total loans plus foreclosed real estate was 1.17% at March 31, 2008 and 0.92% at December 31, 2007. The loan loss reserve as a percent of total loans was 1.28% at March 31, 2008, as compared to 1.25% at both March 31, 2007 and December 31, 2007. The provision for loan losses was increased above first quarter charge-offs by approximately $3.0 million providing additional protection against the uncertain duration and depth of residential real estate problems. The loan loss reserve represents more than 375% of nonperforming loans, which is an increase from December 31, 2007 levels of 330%.

Margin Performance:

Net interest margin for first quarter 2008 remained unchanged from fourth quarter 2007 and first quarter 2007 at 3.53%. With approximately one-half of the Company’s loan portfolio tied to floating indices, the 200 basis point decline during first quarter 2008 in the Federal Reserve’s discount rate resulted in a decline of 58 basis points in average loan yields from fourth quarter 2007. This negative impact was offset by a decline in our short-term wholesale borrowing rates, a decline in the rates paid on portions of our retail deposits, a widening of loan spreads, and expanded spreads on a portion of our investment portfolio as the yield curve steepened. The cost of liabilities over the quarter decreased 48 basis points, which offset total earning asset declines of 38 basis points.

Fee-Based Revenues:

The Company’s fee-based revenues for first quarter 2008 were $23.3 million, up 4.6% as compared to first quarter 2007. In fourth quarter 2007 the Company ceased originating traditional residential mortgages, which produced fee income that was virtually offset by the cost of those mortgage originations. If revenues from mortgage sales are excluded from the first quarter 2007 total, the Company’s fee-based revenues would be up 8.5% centered in growth in service charges on deposits of 8.7% and growth in annuity sales and trust advisory services of 7.9%.

Securities Gains, Net:

The Company recognized net securities gains in first quarter 2008 of $4.97 million. Included in this amount was a $1.35 million gain on the redemption of a portion of the Company’s ownership in VISA, Inc. as part of VISA, Inc.’s IPO. This compared with gains in the same period of 2007 of $3.4 million. Certain asset backed collateralized securities that were subject to impairment charges in fourth quarter 2007 were further reduced in carrying value by $2.3 million during the quarter.

Noninterest Expense:

Noninterest expense for first quarter 2008 was $49.3 million, up 2.5% from first quarter 2007. The Company implemented targeted staff reductions in fourth quarter 2007 and began realizing the benefit in first quarter 2008 resulting in salaries and benefits being down 4.9% from first quarter 2007. The Company’s efficiency ratio for first quarter was 54.02%.

Income Taxes:

The effective income tax rate for first quarter 2008 was 16.9%, as compared to 23.5% for first quarter 2007. The decline from prior year is due primarily to the recording of an additional State tax benefit of $1.5 million associated with the non-cash securities impairment charge recognized in fourth quarter 2007.

Capital Management:

The Company’s capital position continues to exceed all of the regulatory minimum levels to be considered a “well capitalized institution” by the Federal Reserve. As of March 31, 2008, the Company’s Total Risk Based Capital ratio was 11.78% and its Tier 1 Risk Based Capital ratio was 9.19%. The Company’s tangible capital ratio, which represents the ratio of stockholders’ equity to total assets excluding intangible assets, was 5.62%. The Company continues to maintain an investment grade rating of A3 from Moody’s Investor Services and BBB+ from Standard and Poors and Fitch. During first quarter 2008, the Company paid dividends of $0.310 per share, up 5.1% from 2007’s first quarter dividend and represents the 101st consecutive quarterly dividend paid to our shareholders. At March 31, 2008, based on a closing stock price of $27.77, the annualized dividend yield on common stock was 4.5%.

About the Company:

First Midwest is the premier relationship-based banking franchise in the growing Chicagoland banking market. As one of the Chicago metropolitan area’s largest independent bank holding companies, First Midwest provides the full range of both business and retail banking and trust and investment management services through 102 offices located in 63 communities, primarily in metropolitan Chicago. First Midwest was recently recognized by the Alfred P. Sloan Awards for Business Excellence in Workforce Flexibility in the greater Chicago Area.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that actual results and the Company’s financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other reports filed with the Securities and Exchange Commission. Forward-looking statements represent management’s best judgment as of the date hereof based on currently available information. Except as required by law, the Company undertakes no duty to update the contents of this press release after the date hereof.

Conference Call

A conference call to discuss the Company’s results, outlook and related matters will be held on Wednesday, April 23rd, at 10:00 am (ET). Members of the public who would like to listen to the conference call should dial 1-866-800-8652 (U.S. domestic) or 1-617-614-2705 (international) and enter passcode number 169 27 765. The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the Company’s web site, www.firstmidwest.com/aboutinvestor_overview.asp. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the Company’s web site or by dialing 1-888-286-8010 (U.S. domestic) or 1-617-801-6888 (international) passcode number 471 67 628, beginning approximately one hour after the event through 11:59 pm (ET) on April 30, 2008. Please direct any questions regarding obtaining access to the conference call to First Midwest Bancorp, Inc. Investor Relations, via e-mail, at investor.relations@firstmidwest.com.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

•	Operating Highlights, Balance Sheet Highlights and Stock Performance Data (1 page)

•	Condensed Consolidated Statements of Condition (1 page)

•	Condensed Consolidated Statements of Income (1 page)

•	Selected Quarterly Data and Asset Quality (1 page)

Press Release and Additional Information Available on Website

This press release, the accompanying financial statements and tables, and certain additional unaudited Selected Financial Information (totaling 3 pages) are available through the “Investor Relations” section of First Midwest’s website at www.firstmidwest.com.

First Midwest Bancorp, Inc.	Press Release Dated April 23, 2008

Operating Highlights

Unaudited

Quarters Ended
(Amounts in thousands, except per share data)	March 31, 2008	December 31, 2007	March 31, 2007
Net income	$25,038	$(5,418)	$29,029
Diluted earnings per share	$0.52	$(0.11)	$0.58
Return on average equity	13.75%	(2.91)%	15.48%
Return on average assets	1.25%	(0.27)%	1.42%
Net interest margin	3.53%	3.53%	3.53%
Efficiency ratio	54.02%	53.87%	52.19%

Balance Sheet Highlights
Unaudited
Ending Balances As Of
(Amounts in thousands, except per share data)	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
Total assets	$8,315,368	$8,091,518	$8,235,110
Total loans	5,045,765	4,963,672	4,993,620
Total deposits	5,721,562	5,778,861	5,907,442
Stockholders’ equity	737,927	723,975	753,988
Book value per share	$15.20	$14.94	$15.16
Shares outstanding	48,561	48,453	49,747

Stock Performance Data
Unaudited
Quarters Ended
March 31, 2008	December 31, 2007	March 31, 2007
Market Place
Quarter End	$27.77	$30.60	$36.75
High	$31.98	$36.50	$39.31
Low	$24.38	$29.67	$36.00
Quarter end price to book value	1.8	x	2.0	x	2.4	x
Quarter end price to consensus estimated 2008 earnings	$12.9	x	N/A	N/A
Dividends declared per share	$0.310	$0.310	$0.295

First Midwest Bancorp, Inc.	Press Release Dated April 23, 2008
Condensed Consolidated Statements of Condition
Unaudited
	March 31,
(Amounts in thousands)	2008	2007
Assets
Cash and due from banks	$171,037	$156,585
Funds sold and other short-term investments	1,808	4,834
Trading account securities	17,305	16,708
Securities available for sale	2,100,602	2,241,608
Securities held to maturity, at amortized cost	95,651	103,697
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	54,767	54,767
Loans	5,045,765	4,993,620
Reserve for loan losses	(64,780)	(62,400)

Net loans	4,980,985	4,931,220

Premises, furniture, and equipment	123,257	126,483
Investment in corporate owned life insurance	203,987	197,421
Goodwill and other intangible assets	287,141	291,552
Accrued interest receivable and other assets	278,828	110,235

Total assets	$8,315,368	$8,235,110

Liabilities and Stockholders’ Equity
Deposits	$5,721,562	$5,907,442
Borrowed funds	1,413,726	1,237,656
Subordinated debt	232,509	228,274
Accrued interest payable and other liabilities	209,644	107,750

Total liabilities	7,577,441	7,481,122

Common stock	613	613
Additional paid-in capital	206,011	205,311
Retained earnings	854,931	837,909
Accumulated other comprehensive (loss)	(9,333)	(16,338)
Treasury stock, at cost	(314,295)	(273,507)

Total stockholders’ equity	737,927	753,988

Total liabilities and stockholders’ equity	$8,315,368	$8,235,110

First Midwest Bancorp, Inc.	Press Release Dated April 23, 2008
Condensed Consolidated Statements of Income
Unaudited
	Quarters Ended March 31,
(Amounts in thousands, except per share data)	2008	2007
Interest Income
Loans	$81,334	$92,079
Securities	27,120	29,300
Other	21	210

Total interest income	108,475	121,589

Interest Expense
Deposits	34,210	42,127
Borrowed funds	12,076	15,349
Subordinated debt	3,689	3,743

Total interest expense	49,975	61,219

Net interest income	58,500	60,370
Provision for loan losses	9,060	2,960

Net interest income after provision for loan losses	49,440	57,410

Noninterest Income
Service charges on deposit accounts	10,422	9,587
Trust and investment management fees	3,947	3,790
Other service charges, commissions, and fees	5,002	5,159
Card-based fees	3,898	3,711

Subtotal, fee-based revenues	23,269	22,247

Corporate owned life insurance income	2,462	1,911
Securities gains, net	4,968	3,444
Other	(680)	1,098

Total noninterest income	30,019	28,700

Noninterest Expense
Salaries and employee benefits	26,190	27,550
Net occupancy expense	6,151	5,502
Equipment expense	2,567	2,626
Technology and related costs	1,771	1,708
Other	12,664	10,769

Total noninterest expense	49,343	48,155

Income before taxes	30,116	37,955
Income tax expense	5,078	8,926

Net Income	$25,038	$29,029

Diluted Earnings Per Share	$0.52	$0.58

Dividends Declared Per Share	$0.310	$0.295

Weighted Average Diluted Shares Outstanding	48,589	50,322

First Midwest Bancorp, Inc.	Press Release Dated April 23, 2008
Selected Quarterly Data
Unaudited
	Quarters Ended
(Amounts in thousands, except per share data)	3/31/08	12/31/07	9/30/07	6/30/07	03/31/07
Net interest income	$58,500	$58,098	$60,697	$60,964	$60,370
Provision for loan losses	9,060	2,042	470	1,761	2,960
Noninterest income	30,019	(22,465)	23,395	30,623	28,700
Noninterest expense	49,343	50,264	49,981	50,737	48,155
Net income	25,038	(5,418)	27,237	29,311	29,029
Diluted earnings per share	$0.52	$(0.11)	$0.55	$0.59	$0.58
Return on average equity	13.75%	(2.91)%	14.57%	15.47%	15.48%
Return on average assets	1.25%	(0.27)%	1.35%	1.44%	1.42%
Net interest margin	3.53%	3.53%	3.63%	3.61%	3.53%
Efficiency ratio	54.02%	53.87%	51.87%	52.13%	52.19%

Period end shares outstanding	48,561	48,453	48,735	49,494	49,747
Book value per share	$15.20	$14.94	$14.94	$14.97	$15.16
Dividends declared per share	$0.310	$0.310	$0.295	$0.295	$0.295

Asset Quality
Unaudited
	Quarters Ended
(Amounts in thousands)	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07
Nonaccrual loans	$17,073	$18,447	$12,771	$14,927	$17,582
Restructured loans	140	280	—	—	—

Total nonperforming loans	17,213	18,727	12,771	14,927	17,582

Foreclosed real estate	8,607	6,053	4,032	3,683	3,195
Loans past due 90 days and still accruing	33,479	21,149	21,421	19,633	15,603

Nonperforming loans to loans	0.34%	0.38%	0.26%	0.30%	0.35%
Nonperforming assets to loans plus foreclosed real estate	0.51%	0.50%	0.34%	0.38%	0.42%
Nonperforming assets plus loans past due 90 days to loans plus foreclosed real estate	1.17%	0.92%	0.77%	0.78%	0.73%
Reserve for loan losses to loans	1.28%	1.25%	1.25%	1.27%	1.25%
Reserve for loan losses to nonperforming loans	376%	330%	481%	418%	355%

Provision for loan losses	$9,060	$2,042	$470	$1,761	$2,960
Net loan charge-offs	6,080	1,654	1,449	1,770	2,930

Net loan charge-offs to average loans	0.49%	0.13%	0.12%	0.14%	0.24%